Exhibit 10.1

FOURTH AMENDMENT TO LOAN AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this “Fourth Amendment” or this “Amendment”) is entered into as of November 2, 2009 (the “Execution Date”), to be effective as of October 30, 2009, by and between AMERICAN BUSINESS LENDING, INC., a Texas corporation (“Borrower”), and WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company (“Lender”), with reference to the following facts, which shall be construed as part of this Fourth Amendment:

RECITALS

A.            Borrower and Lender have entered into that certain Loan Agreement dated as of December 15, 2006, as amended by that certain First Amendment to Loan Agreement dated as of February 27, 2007, that certain Second Amendment to Loan Agreement dated as of July 30, 2007, to be effective as of June 30, 2007, and that certain Third Amendment to Loan Agreement dated as of February 18, 2009, to be effective as of February 1, 2009 (as amended or modified from time to time, the “Loan Agreement”), pursuant to which Lender is providing financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein.  Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.

B.            Borrower has requested that Lender agree to certain amendments to the Loan Agreement, and Lender is willing to do so to the extent provided in, and subject to the terms and conditions of, this Fourth Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.             Ratification and Incorporation of Loan Agreement and Other Loan Documents.  Except as expressly modified under this Fourth Amendment, (a) Borrower hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Loan Agreement and the other Loan Documents, and (b) all of terms and conditions set forth in the Loan Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein.

2.             Amendments to the Loan Agreement.  The Loan Agreement is hereby amended as follows:

2.1            Addition of New Defined Terms.  Section 1.1 of the Loan Agreement is amended by adding thereto in appropriate alphabetical order the following new defined terms:

a.             “Fourth Amendment” shall mean the Fourth Amendment to Loan Agreement dated as of November 2, 2009, to be effective as of October 30, 2009, between Borrower and Lender.

b.             “Fourth Amendment Closing Date” shall mean the date on which all conditions precedent set forth in the Fourth Amendment have been satisfied in a manner acceptable to Lender or waived in writing by Lender as provided therein, which date shall be confirmed by Lender to Borrower in writing upon request.

c.             “Fourth Amendment Closing Fee” shall have the meaning ascribed to such term in the Fourth Amendment.

2.2            Amendment to Definition of Base Rate Margin.  Section 1.1 of the Loan Agreement is amended by deleting the existing version of the defined term “Base Rate Margin” contained therein and replacing it with the following amended and restated version thereof:

“Base Rate Margin” means four and one-quarter percent (4.25%) per annum.

2.3            Amendment to Definition of LIBOR Rate Margin.  Section 1.1 of the Loan Agreement is amended by deleting the existing version of the defined term “LIBOR Rate Margin” contained therein and replacing it with the following amended and restated version thereof:

“LIBOR Rate Margin” means four and one-quarter percent (4.25%) per annum.

2.4            Amendment to Definition of Termination Date.  Section 1.1 of the Loan Agreement is amended by deleting the existing version of the defined term “Termination Date” contained therein and replacing it with the following amended and restated version thereof:

“Termination Date” shall mean the earliest of: (a) January 31, 2012 (unless a later date is agreed to in writing by Borrower and Lender); (b) the date that Borrower elects to terminate this Agreement and repays the Obligations in full in accordance with the terms of Section 2.6; and (c) the date Lender elects to terminate Borrower’s right to receive Revolving Loans in accordance with Section 7.2.

2.5            Amendment to Interest Rate.  Section 2.3(b) of the Loan Agreement is amended by deleting the existing version thereof and replacing it with the following amended and restated version thereof:

(b)          Interest shall accrue on the Revolving Loans at a rate equal to (i) in the case of a LIBOR Rate Loan, at a per annum rate equal to the sum of (A) the LIBOR Rate for the applicable Interest Period plus (B) the LIBOR Rate Margin; (ii) in the case of a Base Rate Loan, at a floating per annum rate equal to the greater of (A) the Base Rate plus the Base Rate Margin, or (B) seven and one-half percent (7.50%) per annum; and (iii) otherwise, at a floating per annum rate equal to the greater of (A) the Base Rate plus the Base Rate Margin, or (B) seven and one-half percent (7.50%) per annum.

2.6            Fourth Amendment Closing Fee.  Section 2.5(a) of the Loan Agreement is hereby amended by adding the following additional text at the end of the existing text thereof:

In addition, as consideration for Lender agreeing to enter into the Fourth Amendment, Borrower agrees to pay to Lender on the Fourth Amendment Closing Date an additional closing fee (the “Fourth Amendment Closing Fee”) in an amount equal to $187,500 (i.e., three-quarters of one percent (0.75%) of the Maximum Credit Line).  Borrower acknowledges that the Fourth Amendment Closing Fee shall be fully earned by Lender upon the Fourth Amendment Closing Date and shall not be refundable nor subject to reduction for any reason.

2.7            Amendment to Prepayment Fee.  Section 2.6 of the Loan Agreement is amended by deleting the existing version of the table contained therein setting forth the calculation of the “Prepayment Fee” and replacing it with the following amended and restated version thereof:

If Prepayment is Made Between the Following Dates, Inclusive:	The Premium Shall Be:

Fourth Amendment Closing Date to January 31, 2011	Three percent (3.0%) of the Maximum Credit Line

February 1, 2011 to January 30, 2012	Two percent (2.0%) of the Maximum Credit Line

2.8            Amendment to Minimum Tangible Net Worth Covenant.  Section 5.11(a) of the Loan Agreement is amended by deleting the existing version thereof and replacing it with the following amended and restated version thereof:

(a)             Minimum Tangible Net Worth.  As of the end of each fiscal quarter, maintain, on a consolidated basis with Borrower’s Subsidiaries, and after taking into account any dividends paid or accrued, Tangible Net Worth of not less than $5,500,000 plus 100% of the sum of the positive amounts, if any, of Borrower’s net income for each of the Fiscal Quarters ending on or after March 31, 2009 through the date of measurement, minus 100% of the sum of the negative amounts, if any, of Borrower’s net income for each of the Fiscal Quarters ending on or after March 31, 2009 through the date of measurement.

2.9            Amendment to Maximum Delinquent and Defaulted Notes Percentage Covenant.  Section 5.11(c) of the Loan Agreement is amended by deleting the existing version thereof and replacing it with the following amended and restated version thereof:

(c)             Maximum Delinquent and Defaulted Notes Percentage.  As of the end of each fiscal month, not cause or allow the ratio (expressed as a percentage) of (i) the sum of (A) Delinquent Non-Guaranteed Notes Receivable and (B) Defaulted Non-Guaranteed Notes Receivable, to (ii) Non-Guaranteed Notes Receivable (each measured by the respective aggregate outstanding principal amounts of all Non-Guaranteed Notes Receivable in each category, whether or not eligible for inclusion in the Borrowing Base), to be more than eight percent (8.0%).

2.10          Amendment to Maximum Loan Charge-Off Percentage Covenant.  Section 5.11(d) of the Loan Agreement is amended by deleting the existing version thereof and replacing it with the following amended and restated version thereof:

(d)             Maximum Loan Charge-Off Percentage.  As of the end of each fiscal quarter, not cause or allow the ratio (expressed as a percentage) of (i) loan losses for the 12-month period then ending, to (ii) the average amount of all Non-Guaranteed Notes Receivable outstanding during such 12-month period (measured by the aggregate outstanding principal amount of all Non-Guaranteed Notes Receivable, whether or not eligible for inclusion in the Borrowing Base), to be more than three percent (3.0%).

2.11          Amendment to Covenant Regarding Maintenance of Bad Debt Reserve.  Section 5.12 of the Loan Agreement is amended by deleting the existing version thereof and replacing it with the following amended and restated version thereof:

5.12           Maintenance of Bad Debt Reserves and Discount for Gateway Performing Loans.  Borrower shall (a) maintain on its books, as of the end of each fiscal quarter, a bad debt reserve consistent with GAAP and Borrower’s historical performance with respect to any Notes Receivable originated or acquired by Borrower, except for those Notes Receivable acquired as part of the Gateway Portfolio Acquisition, and (b) carry on its books, at all time, the Gateway Performing Loans at Borrower’s acquisition cost, rather than their face amount, in order to reflect the discount realized by Borrower; provided, however, that Borrower will, on at least a quarterly basis, determine and report to Lender on the amount of impaired Gateway Performing Loans and, if such amount is greater than such discount, then Borrower will maintain on its books, at all times thereafter, an additional loan loss reserve equal to the amount of such excess as from time to time determined.

2.12          Amendment to Criteria for Net Eligible Non-Guaranteed Notes Receivable.  Schedule 1.1(a) of the Loan Agreement is amended by deleting the existing version of paragraph J thereof and replacing it with the following amended and restated version thereof:

J.             If the Non-Guaranteed Note Receivable is a Borrower Originated Loan, then such Non-Guaranteed Note Receivable (i) is not a Borrower Originated Cash Flow Loan or Partially Secured Loan, and (ii) does not cause the portion of Net Eligible Non-Guaranteed Notes Receivable that are Borrower Originated Mixed Collateral Loans to exceed twenty percent (20%) of the sum of (a) total Net Eligible Non-Guaranteed Notes Receivable that are Borrower Originated Loans, plus (b) the lesser of (1) total Borrower Originated Cash Flow Loans or Partially Secured Loans or (2) $1,241,113.24; provided, that in any case covered by (ii) above, such Non-Guaranteed Note Receivable will be ineligible only to the extent of such excess;

3.                                   Conditions Precedent.  Notwithstanding any other provision of this Fourth Amendment, this Fourth Amendment shall be of no force or effect, and Lender shall not have any obligations hereunder, until the following conditions have been satisfied:

3.1                                   Fourth Amendment and other Documents in Connection therewith.  Lender shall have received the following, each in form and substance satisfactory to Lender:

a.                                       this Fourth Amendment, duly executed by Borrower and Lender;

b.                                      the Acknowledgment and Reaffirmation of Guarantor following the signatures of Borrower and Lender on this Fourth Amendment, executed by FirstCity Financial, acknowledging the execution of this Fourth Amendment and reaffirming the obligations of FirstCity Financial with respect to the Amended and Restated General Continuing Limited Guaranty, dated as of February 18, 2009, executed by FirstCity Financial in favor of Lender;

c.                                       evidence that FirstCity Financial’s commitment to provide, and the maturity of, the FirstCity Debt, has been extended to a date no earlier than March 31, 2012;

d.                                      written consent by SBA to this Fourth Amendment and the transactions contemplated hereby.

3.2                                   Payment of First Amendment Closing Fee.  Lender shall have received from Borrower payment of the Fourth Amendment Closing Fee.

3.3                                   No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing.

4.                                   Representations and Warranties re Loan Agreement.  Borrower hereby represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) Borrower has previously advised Lender in writing as contemplated under the Loan Agreement, are true and correct in all material respects as of the date hereof.  Borrower hereby further represents and warrants that no event has occurred and is continuing, or would result from the transactions contemplated under this Fourth Amendment, that constitutes or would constitute a Default or an Event of Default.

5.                                   Borrower’s Waiver of Claims Arising Prior to Execution Date of Amendment.  In consideration of Lender entering into this Fourth Amendment, Borrower, on behalf of itself, its Subsidiaries and its other Affiliates, hereby waives, releases, remises and forever discharges Lender and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown (collectively, the “Claims”), which Borrower ever had, now has or might hereafter have against Lender or any other Indemnified Person based on any acts or omissions of Lender or any other Indemnified Person on or prior to the Execution Date.  Borrower hereby waives and relinquishes for itself, its Subsidiaries and its other Affiliates all of the rights and benefits each such Person has, or may have, with respect to the Claims released under Section 1542 of the California Civil Code or any other similar statute.  Section 1542 of the California Civil Code states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Borrower has been advised by counsel with respect to the release contained in this Section 5.

6.                                   Miscellaneous.

6.1                                   Headings.  The various headings of this Fourth Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Fourth Amendment or any provisions hereof.

6.2                                   Counterparts.  This Fourth Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  Delivery of an executed counterpart of a signature page to this Fourth Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

6.3                                   Interpretation.  No provision of this Fourth Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

6.4                                   Complete Agreement.  This Fourth Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto.

6.5                                   Governing Law.  This Fourth Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

6.6                                   Effect.  Upon the effectiveness of this Fourth Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

6.7                                   Conflict of Terms.  In the event of any inconsistency between the provisions of this Fourth Amendment and any provision of the Loan Agreement, the terms and provisions of this Fourth Amendment shall govern and control.

6.8                                   No Novation or Waiver.  Except as specifically set forth in this Fourth Amendment, the execution, delivery and effectiveness of this Fourth Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Lender under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents or of any Default or Event of Default that may have occurred and be continuing, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Loan Agreement as of the day and year first above written.

AMERICAN BUSINESS LENDING, INC., a Texas corporation

By:
Charles P. Bell, Jr.
Chief Executive Officer

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company

By:
Pamela A. Wozniak
Vice President

ACKNOWLEDGMENT AND REAFFIRMATION OF GUARANTOR

FirstCity Financial Corporation, a Delaware corporation (“FirstCity Financial”), hereby acknowledges receipt of a copy of the foregoing Fourth Amendment to Loan and Security Agreement between American Business Lending, Inc., a Texas corporation (“Borrower”), and Wells Fargo Foothill, LLC, a Delaware limited liability company (“Lender”), and acknowledges and reaffirms all of FirstCity Financial’s obligations under the Amended and Restated General Continuing Limited Guaranty, dated as of February 18, 2009, executed by FirstCity Financial in favor of Lender.

FIRSTCITY FINANCIAL CORPORATION, a Delaware corporation

By:
Name:
Title: